Exhibit (a)(1)(iii)
Letter of Transmittal
Regarding Common Shares in Kennedy Lewis Capital Company
Tendered Pursuant to the Offer to Purchase
Dated August 31, 2026
The Offer and withdrawal rights will expire on September 30, 2026 and this Letter of Transmittal must be received by
the Company’s Transfer Agent, either by mail or by email, by 11:59 p.m.,
Eastern Time, on September 30, 2026, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein
NOTE: SIGNATURES MUST BE PROVIDED BELOW. PLEASE READ THIS LETTER OF TRANSMITTAL CAREFULLY.
Ladies and Gentlemen:
The undersigned hereby tenders to Kennedy Lewis Capital Company, an externally managed, diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Company”), the common shares of beneficial interest, par value $0.01 per share (the “Common Shares”), or a portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated August 31, 2026 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Offer and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Company to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.
IMPORTANT: If you hold Common Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that institution in order to tender your Common Shares and request that your broker, dealer, commercial bank, trust company or other nominee effect the tender for you.
The undersigned hereby sells to the Company the Common Shares or a portion thereof tendered hereby pursuant to the Offer.
The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Common Shares or portion thereof tendered hereby and all dividends, distributions (including, without limitation, distributions of additional Common Shares) and rights declared, paid or distributed in respect of such Common Shares that are declared, paid or distributed in respect of a record date occurring on or after the date on which the Common Shares are accepted for repurchase by the Company (collectively, “Distributions”), and that when such Common Shares are accepted for repurchase by the Company, the Company will acquire good title thereto and to all Distributions, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and that none of such Common Shares and Distributions will be subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Company may not be required to purchase any of the Common Shares or portions thereof tendered hereby.
The undersigned name(s) on this Letter of Transmittal must correspond exactly with the name(s) on the books and records of the Company maintained by Ultimus Fund Solutions, LLC, the Company’s transfer agent (the “Transfer Agent”). The undersigned recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Company may amend, extend or terminate the Offer or may not be required to purchase any of the Common Shares tendered hereby. In any such event, the undersigned understands that the Common Shares not purchased, if any, will continue to be held by the undersigned and will not be tendered.
The undersigned understands that acceptance of Common Shares by the Company for payment will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer. The undersigned understands that if the undersigned tenders Common Shares and the Company accepts those Common Shares, following the determination of the purchase price, cash payment of the purchase price for the

Common Shares or a portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, will be made on behalf of the Company by check or wire transfer to the account identified by the undersigned below or, if no instructions are indicated, to the account on record with the Transfer Agent for the payment of dividends.
No alternative, conditional or contingent tenders will be accepted. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Common Shares for payment.
All questions as to validity, form and eligibility (including time of receipt), including questions as to the proper completion or execution of any Letter of Transmittal or other required documents will be determined by the Company in its sole and absolute discretion (which may delegate power in whole or in part to the Transfer Agent) which determination will be final and binding. The Company reserves the absolute right to reject any or all tenders (i) determined by it not to be in appropriate form or (ii) for which the acceptance of, or payment for, would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the surrender of any Common Shares whether or not similar defects or irregularities are waived in the case of any other shareholder. A surrender will not be deemed to have been validly made until all defects and irregularities have been cured or waived. The Company and the Transfer Agent shall make reasonable efforts to notify any person of any defect in any Letter of Transmittal submitted to the Transfer Agent.
Backup Withholding. Under U.S. federal income tax laws, the Transfer Agent will be required to withhold a portion of the amount of any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder or payee that is a United States person (for U.S. federal income tax purposes) who has not previously submitted to the Transfer Agent a correct, completed and signed Internal Revenue Service (“IRS”) Form W-9, should provide the Transfer Agent with such shareholder’s or payee’s correct taxpayer identification number (“TIN”) by completing a Form W-9 with the required certifications being made under penalties of perjury. A copy of such form may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: https://www.irs.gov. If such shareholder is an individual, the TIN is such shareholder’s social security number. If the Transfer Agent is not provided with the correct TIN, the shareholder may be subject to penalties imposed by the IRS and payments that are made to such shareholder with respect to Common Shares purchased pursuant to the Offer may be subject to backup withholding. If backup withholding applies with respect to such non-exempt United States person, the Transfer Agent is required to withhold 24% of any payments of the purchase price made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained from the IRS provided that the required information is furnished to the IRS in a timely manner.
In order to avoid backup withholding, a foreign shareholder who has not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form should submit to the Transfer Agent a properly completed applicable IRS Form W-8 (IRS Form W-8BEN for foreign individuals; or IRS Form W-8BEN-E for foreign corporations; or other applicable IRS forms), including certification of such shareholder’s foreign status, signed under penalties of perjury. Copies of such forms may be obtained from the Transfer Agent or downloaded from the Internal Revenue Service’s website at the following address: https://www.irs.gov.
Certain shareholders or payees (including, among others, corporations, non-resident foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements, but should certify their exemption by completing the applicable Form W-9 or W-8 if they have not previously submitted to the Transfer Agent a correct, completed and signed version of the appropriate IRS tax form, or if their applicable Form W-8 is no longer current. Failure to complete the applicable Form W-9 or W-8 will not, by itself, cause Common Shares to be deemed invalidly tendered, but may require the Transfer Agent to withhold a portion of the amount of any payments made of the purchase price pursuant to the Offer.
NOTE: FAILURE TO COMPLETE AND RETURN THE APPLICABLE FORM W-9 OR FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER IF THE TRANSFER AGENT DOES NOT HAVE A CORRECT, COMPLETED AND SIGNED VERSION OF THE APPROPRIATE IRS TAX FORM ON FILE.

What Number to Give the Transfer Agent
Each United States shareholder is generally required to give the Transfer Agent its social security number or employer identification number. If the tendering shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the shareholder should write “Applied For” in Part I, sign and date the Form W-9. Notwithstanding that “Applied For” is written in Part I, the Transfer Agent will withhold 24% of all payments of the purchase price to such shareholder until a TIN is provided to the Transfer Agent. Such amounts will be refunded to such surrendering shareholder if a TIN is provided to the Transfer Agent within 60 days. Please consult your own accountant or tax advisor for further guidance regarding the completion of IRS Form W-9, IRS Form W-8BEN, IRS Form W-8BEN-E, or another version of IRS Form W-8 to claim exemption from backup withholding, or contact the Transfer Agent.
All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.
Method of delivery of this Letter of Transmittal is at the option and risk of the owner thereof. If delivering via USPS, UPS or FedEx, please deliver this Letter of Transmittal in its entirety to the Transfer Agent:
Kennedy Lewis Capital Company
c/o Ultimus Fund Solutions, LLC
225 Pictoria Dr., Suite 450
Cincinnati, OH 45246
A SHAREHOLDER CHOOSING TO EMAIL A LETTER OF TRANSMITTAL MUST ALSO MAIL THE ORIGINAL COMPLETED AND EXECUTED LETTER OF TRANSMITTAL (OR AN ORIGNALLY SIGNED PHOTCOPY THEREOF) PROMPTLY THEREAFTER.
If delivering an originally signed photocopy via email:
Email: KennedyLewis@ultimusfundsolutions.com
If delivering via email, please include “Tender Offer for Kennedy Lewis Capital Company Common Shares” in the subject line.
DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.
IF YOU WOULD LIKE ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER DOCUMENTS RELATED TO THE OFFER TO PURCHASE, YOU SHOULD CONTACT THE TRANSFER AGENT TOLL-FREE AT 866-966-0157.
IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF THIS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE TRANSFER AGENT HAS ACTUALLY RECEIVED THE LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.
Questions and requests for assistance regarding the Offer may be directed to the Company by email at PrivateWealth@klimllc.com.
Confirmation of receipt of this Letter of Transmittal may be directed to the Transfer Agent by phone at 866-966-0157 or by regular mail at the following address: Kennedy Lewis Capital Company, do Ultimus Fund Solutions, LLC, 225 Pictoria Dr., Suite 450, Cincinnati, OH 45246. The Company strongly recommends that you confirm receipt of your Letter of Transmittal with the Transfer Agent by calling 866-966-0157, Monday through Friday, except holidays, during normal business hours of 8:30 a.m. to 6:00 p.m. (Eastern Time).
You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.
[Remainder of Page Intentionally Left Blank]

VALUATION DATE: September 30, 2026

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), September 30, 2026

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR
REQUEST
If You Invest In The Company Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Company’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.
PLEASE SEND COMPLETED FORMS TO THE TRANSFER AGENT PURSUANT TO THE INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL.
PART 1. - NAME AND CONTACT INFORMATION (AS THEY APPEAR ON THE BOOKS AND RECORDS OF KENNEDY LEWIS CAPITAL COMPANY)

Name of Shareholder:
Company Account #:
Address:
City, State, Zip
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2. - REQUESTED TENDER AMOUNT
Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Common Shares.

☐	Full Repurchase

☐	Partial Repurchase* of Class I Common Shares (please only provide a number of Common Shares, not a dollar amount)

☐	Partial Repurchase* of Class S Common Shares (please only provide a number of Common Shares, not a dollar amount)

☐	Partial Repurchase* of Class D Common Shares (please only provide a number of Common Shares, not a dollar amount)

*	If the requested partial repurchase would put the account balance below the required minimum balance of $10,000, the Company reserves the right to repurchase all of your Common Shares.

PART 3. - PAYMENT
PAYMENT INSTRUCTIONS (Select only one)
Indicate how you wish to receive your payment for tendered and accepted Common Shares below. If an option is not selected, the proceeds for tendered and accepted Common Shares will be transmitted according to the wire instructions on record with the Transfer Agent (i.e., the same account to which cash dividends are paid, if any). Proceeds for qualified accounts, including IRAs and other custodial accounts, and certain broker-controlled accounts as required by your broker dealer of record, will automatically be issued to the custodian or broker dealer of record, as applicable. All custodial and broker-controlled accounts must include the custodian and/or broker dealer signature.

☐	Wire Transmittal to the Account on Record

☐	Cash/Check Mailed to Address of Record

☐	Cash/Check Mailed to Third Party/Custodian (Signature Guarantee required)

Name / Entity Name / Financial Institution		Mailing Address
City	State	Zip Code	Account Number

PART 4. - SIGNATURE(S)
(U.S. Holders - Please Also Complete IRS Form W-9 If the Transfer Agent Does Not Have a Correct, Completed and Signed Version on File)
(Non-U.S. Holders - Please Obtain and Complete IRS Form W-8BEN or W-8BEN-E (or Other Applicable IRS Form), as Appropriate, If the Transfer Agent Does Not Have a Correct, Completed and Signed Version of the Appropriate IRS Tax Form on File)
The undersigned Shareholder acknowledges that this request is subject to all the terms and conditions set forth in the Offer to Purchase and all capitalized terms used herein have the meaning as defined in the Offer to Purchase. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Common Shares to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.
In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Custodian Use Only

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Medallion Signature Guarantee

Must be signed by registered owner(s) exactly as name(s) appear(s) in the books and records of Kennedy Lewis Capital Company. If any Common Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal. If any tendered Common Shares are registered in the names of different holder(s), it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Common Shares. If this Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Company of their authority so to act must be submitted.

Name:

(Please Print)
Capacity (full title):
Address (include zip code):
Area Code and Telephone Number:
Tax Identification or Social Security No.:

PAYOR’S NAME: KENNEDY LEWIS CAPITAL COMPANY

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH BOOK-ENTRY
CONFIRMATION AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE
TRANSFER AGENT ON OR PRIOR TO THE EXPIRATION DATE.